Exhibit 10.2(b)

NORTH CAROLINA

FIRST LEASE AMENDMENT

FORSYTH COUNTY

This First Lease Amendment (“Amendment”), made effective as of the 1st day of January, 2005 (the “Amendment Date”), by and between Wake Forest University Health Sciences, a North Carolina non-profit corporation having its principal office in Winston-Salem, North Carolina, (“Landlord”); and Targacept, Inc., a Delaware corporation, having its principal office in Winston-Salem, North Carolina (“Tenant”) amends that Lease entered into between the parties effective August 1, 2002 (the “Lease”).

WITNESSETH:

WHEREAS, Landlord and Tenant desire to amend the Lease upon the terms and conditions and for the rents reserved as further set forth herein,

NOW, THEREFORE, Landlord and Tenant hereby agree as follows:

1.	Unless otherwise agreed herein, all of the capitalized terms of this Amendment shall have the same meanings ascribed to them in the Lease.

2.	That the Lease is amended in the following respects:

A.	By deleting Exhibit A of the Lease and substituting in lieu thereof the attached Exhibit A, which adds an additional 1000 rentable square feet of space from the first floor of the Building to the Demised Premises.

B.	By deleting paragraph 1.2 of the Lease and renumbering paragraph 1.3 as paragraph 1.2.

C.	By deleting paragraph 2.3 of the Lease and substituting in lieu thereof the following:

“2.3	Landlord hereby grants Tenant the following options to lease additional space in the building (each, an “Option to Lease”):

2.3.1	First Floor Option

Landlord hereby grants to Tenant the option to lease up to 12,338 additional rentable square feet of space on the first floor of the building (the “First Floor Option Space”), provided Tenant shall have paid to Landlord on or before January 1, 2005 (the “Amendment Date”) the sum of $37,014 ($3.00 per rsf) as a “space hold fee” to secure this right for the period from the Amendment

Date through March 31, 2006 (the “First Floor Option Period”). Tenant will exercise this Option to Lease, if it elects exercise, by giving written notice to Landlord not later than 60 days prior to Tenant’s intended occupancy date for such First Floor Option Space (the “First Floor Occupancy Effective Date”). Exercise of this Option to Lease shall effect a lease of the First Floor Option Space from the First Floor Occupancy Effective Date through the balance of the Initial Term and, only if Targacept elects both to exercise the Renewal Option and to continue to lease the First Floor Option Space during the Renewal Term, for the Renewal Term. If the Option to Lease the First Floor Option Space is exercised, (a) the First Floor Option Space shall thereupon become part of the Demised Premises for the Initial Term and, subject to the conditions set forth in the preceding sentence, the Renewal Term and (b) Tenant will pay Rent for such First Floor Option Space during the Initial Term and, subject to the conditions set forth in the preceding sentence, the Renewal Term as set forth in paragraphs 3.1 and 3.2; provided that (i) an amount equal to (A) $2,467.60 (the space hold fee divided by the 15 months in the First Floor Option Period) times (B) the number of calendar months for which the first day occurs after the date on which Targacept exercises the Option to Lease the First Floor Option Space and before March 31, 2006 shall be applied as a credit against the first Rent due for the First Floor Option Space and (ii) the space hold fee is nonrefundable in the event Tenant declines to exercise the Option to Lease the First Floor Option Space.

2.3.2	PTRP Option

Landlord hereby grants to Tenant the option to lease that 4387 rentable square feet of “PTRP Space” on the first floor of the building as designated on the attached Exhibit A-2 (the “PTRP Option Space”), the exercise of such Option to Lease being conditional on Tenant’s exercise of the Renewal Option. Tenant will exercise this Option to Lease, if it elects exercise, by giving written notice to Landlord not less than 180 days prior to Tenant’s intended occupancy date for such space (the “PTRP Occupancy Effective Date”); provided that in no event shall the PTRP Occupancy Effective Date be prior to July 31, 2007. Unless Landlord otherwise agrees, Tenant may exercise this Option to Lease only with respect to all of the PTRP Option Space. Exercise of this Option to Lease shall effect a lease of the PTRP Option Space from the PTRP Occupancy Effective Date through the balance of the Renewal Term and the PTRP Option Space shall thereupon become part of the Demised Premises. Tenant will pay

Rent for such PTRP Option Space during the Renewal Term as set forth in paragraphs 3.1 and 3.2.

2.3.3	Second Floor Option

Landlord hereby grants to Tenant the option to lease an additional 20,669 rentable square feet of space, being all of the second floor of the Building (the “Second Floor Option Space”), the exercise of such Option to Lease being conditional on Tenant’s exercise of the Renewal Option. Tenant will exercise this Option to Lease, if it elects exercise, by giving written notice to Landlord not less than twelve (12) months prior to Tenant’s intended occupancy of such space (the “Second Floor Occupancy Effective Date”); provided that in no event shall the Second Floor Occupancy Effective Date be prior to July 31, 2007. Unless Landlord otherwise agrees, Tenant may exercise this Option to Lease only with respect to all of the Second Floor Option Space. Exercise of this Option to Lease shall effect a lease of the Second Floor Option Space from the Second Floor Occupancy Effective Date through the balance of the Renewal Term and the Second Floor Option Space shall thereupon become part of the Demised Premises. Tenant will pay Rent for such Second Floor Option Space during the Renewal Term as set forth in paragraphs 3.1 and 3.2.”

D.	By deleting clause “b” of the third sentence of paragraph 2.4, and substituting the following in lieu thereof:

“b) upon Tenant’s request pursuant to paragraph 6.1 to require Landlord to provide Tenant an allowance for redecorating or for upfitting of the Demised Premises, and continuing for the remainder of the Renewal Term; and”

E.	By deleting paragraph 3.1 of the Lease and substituting the following in lieu thereof:

“3.1	Tenant will pay annual rental pursuant to the following schedule (“rsf” indicates “rentable square foot”):

Term	Effective Date	Demised Premises
		40,432 rsf 3rd & 4th Floors	1000 rsf First Floor	1st Floor Option Space	1st Floor PTRP Space	Second Floor Space
Initial Term	Commencement Date 8-1-02	36.00/rsf	—	—	—	—

	Amendment Date 1-1-05	—	15.00/rsf	—	—	—

	First Floor Occupancy Effective Date	—	—	15.00/rsf*	—	—

Renewal Term	8-1-2007	33.60/rsf	15.00/rsf	15.00/rsf*	—	—

	PTRP Occupancy Effective Date	—	—	—	15.00/rsf*	—

	Second Floor Occupancy Effective Date	—	—	—	—	15.00/rsf*

*if corresponding option is exercised

(herein collectively “Rent”). Rent is payable in equal monthly installments, in advance on the first day of each calendar month of each calendar year during the Initial Term and, if applicable, the Renewal Term, prorated for any partial month. Any increases or decreases in the amount of square footage leased during a month will be adjusted in the subsequent monthly payment. Rent payments shall be payable to “Wake Forest University Health Sciences” and sent to Landlord in care of Controller’s Office, Attention: Doug Lischke, Medical Center Boulevard, Winston-Salem, NC, 27157.”

F.	By deleting the first sentence of paragraph 4.1 of the Lease and substituting the following in lieu thereof:

“Tenant shall have the right, subject to the Landlord’s obligations to existing tenants, to the exclusive use (without payment of any additional rent) of a pro rata share of the underground parking available for the Building based on Tenant’s rentable square footage; such spaces shall be designated for use by Tenant and are, as of the Commencement Date (and subject to increase upon exercise of any one or more of the Options to Lease set forth in paragraph 2.3), as shown on attached Exhibit A-2.”

G.	By deleting paragraph 6 of the Lease and substituting the following in lieu thereof:

6.	Upfitting/Condition of Demised Premises

6.1	Except as otherwise set forth herein, Tenant accepts the Demised Premises in their present condition, which condition includes certain upfitting and improvements to the third and fourth floors made by Landlord at its cost and expense and to Tenant’s specifications prior to the Commencement Date and in accordance with that prior lease agreement between the parties dated April 20, 2001. At any time during the second year of the Renewal Term, Landlord will provide Tenant, upon Tenant’s request, an allowance of Ten Dollars ($10.00) per rentable square foot of the third and fourth floors of the Demised Premises for use by Tenant in redecoration of such floors of the Demised Premises.

6.2	On or before the Amendment Date, Landlord shall have installed at its cost and expense a door, ceiling grid with lights, and one electrical outlet in the 1000 rentable square feet of space from the first floor of the Building added to the Demised Premises as of the Amendment Date.

6.3	Upon Tenant’s exercise of the Option to Lease the First Floor Option Space, Landlord will at its cost and expense install up to four card readers and repair carpet and patch and paint as necessary.

6.4	Upon Tenant’s exercise of the Option to Lease the PTRP Option Space, Landlord will at its cost and expense install two card readers and a door at the hallway off the main lobby.

6.5	Upon Tenant’s exercise of the Option to Lease the Second Floor Option Space, Landlord will provide Tenant, upon Tenant’s request, an allowance of Ten Dollars ($10.00) per rentable square foot of leased Second Floor Space as an upfit allowance for such Second Floor Space.

3.	Except as amended herein, all of the terms and conditions of the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed, pursuant to authority duly granted, effective as of the Amendment Date set forth above.

LANDLORD:	TENANT:

Wake Forest University Health Sciences	Targacept, Inc.

By: /s/ Richard H. Dean, M.D.	By: /s/ J. Donald deBethizy
Richard H. Dean, M.D.	J. Donald deBethizy
President	President

Date: January 6, 2005	Date: January 4, 2005

Exhibit A

Demised Premises

The Demised Premises consists of the following:

•	As of the Commencement Date, all of the third and fourth floors, consisting of 40,432 rentable square feet, including within the meaning of “Premises” or “Demised Premises” the entire fourth floor of the Building, to be utilized as Tenant’s laboratory facilities, encompassing 20,216 rentable square feet, and 20,216 rentable square feet of general office space on the third floor.

•	As of the Amendment Date, an additional 1,000 rentable square feet on the first floor of the Building, to be utilized as “Tenant’s Storage Space,”

together with rights of use of and subject to the rights of others in and to the Common Areas of the Building. Diagrams of the Demised Premises and Common Areas (such Common Areas designated in blue and in yellow) are as shown on the attached Exhibit A-2.